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                                   EXHIBIT 21
                          WORTHINGTON INDUSTRIES, INC.
                               AN OHIO CORPORATION
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                                                                                        JURISDICTION OF
SUBSIDIARY (1)                                                                          INCORPORATION
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
Worthington Industries Incorporated                                                     Ohio
Worthington Foreign Sales Corporation                                                   Barbados
Worthington Steel of Michigan, Inc.                                                     Michigan
         d/b/a The Worthington Steel Company

SUBSIDIARIES OF WORTHINGTON STEEL OF MICHIGAN, INC.
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         Dietrich Industries, Inc.                                                      Pennsylvania
                  Dietrich Design Group, Inc. (2)                                       Pennsylvania
         The Gerstenslager Company                                                      Michigan
                  Gerstenslager Co.                                                     Ohio
         The Worthington Steel Company                                                  Delaware
                  NRM Trucking Company (3)                                              Delaware
         The Worthington Steel Company                                                  North Carolina
         The Worthington Steel Company of Alabama, Inc.                                 Michigan
         The Worthington Steel Company of Decatur, Inc.                                 Michigan
         The Worthington Steel Company                                                  Ohio
         Worthington Cylinder Corporation                                               Ohio
                  Worthington Acetylene Cylinders, Inc. (4)                             Alabama
                     (d/b/a North American Cylinders, Inc.)
                  Worthington Cylinders of Canada, Inc. (4)                             Ontario, Canada
                           Steel Cylinder Manufacturing, Inc. (5)                       Ontario, Canada
         Worthington-Buckeye, Inc. (f/k/a Buckeye Steel Castings Company)               Ohio
                  Buckeye Energy Company, Inc. (6)                                      Ohio
                  Buckeye International Development, Inc. (6)                           Ohio
                  GSI Engineering, Inc. (6)                                             Delaware
                  WI Products, Inc. (f/k/a Worthington Custom Plastics, Inc.)(6)        Ohio
                      Worthington Precision Metals, Inc. (7)                            Tennessee

LIMITED LIABILITY COMPANY SUBSIDIARIES
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       Worthington Steel Company of Decatur, L.L.C. (8)                                 Alabama

       Worthington Steel Company of Kentucky, L.L.C. (9)                                Kentucky

       Worthington Steelpac Systems, LLC                                                Delaware

JOINT VENTURES
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       Worthington Specialty Processing, Inc. (10)                                      Michigan

       London Industries, Inc. (11)                                                     Ohio

       Spartan Steel Coating, L.L.C. (12)                                               Michigan

       TWB Company, L.L.C. (13)                                                         Michigan

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       Worthington Armstrong Venture (14)                                               Delaware

       Acerex, S.A. de C.V. (15)                                                        Mexico

       Worthington S.A. (16)                                                            Brazil


FOREIGN SUBSIDIARIES
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         Industrias Worthington Do Brasil Ltda (17)                                     Brazil

         Worthington Industries Mexico, S.A. de C.V. (18)                               Mexico

         Worthington Armstrong Venture Europe, S.A. (19)                                France

         Worthington Heiser (20)                                                        Austria

         Worthington Steel Company of Alabama, Inc. & Co. OEG (21)                      Austria

         Worthington Cylinders, a.s.                                                    Czech Republic

         Worthington Cylinders Embalagens Industrias de Gas, S.A.                       Portugal

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REFERENCES TO FOOTNOTES:
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1.       All subsidiaries are 100% owned by the listed parent unless otherwise noted. Some minor or non-functioning corporations are not listed.
2.       Wholly-owned subsidiary of Dietrich Industries, Inc. (PA)
3.       Wholly-owned subsidiary of The Worthington Steel Company (DE)
4.       Wholly-owned subsidiary of Worthington Cylinder Corporation (OH)
5.       Wholly-owned subsidiary of Worthington Cylinders of Canada, Inc.
         (Ontario)
6.       Wholly-owned subsidiary of Buckeye Steel Castings Company (OH)
7.       Wholly-owned subsidiary of Worthington Custom Plastics, Inc. (OH)
8. Limited Liability Company owned 98% by The Worthington Steel Company of Alabama, Inc.(MI) and 2% The Worthington Steel Company of Decatur, Inc.
9.       Limited Liability Company owned 99% by The Worthington Steel Company
         (OH) and 1% by Worthington Steel of Michigan, Inc. (MI)
10. 50% Joint Venture w/USX Corporation - owned by Worthington Steel of Michigan, Inc.
11. 60% owned Joint Venture with Nissen, Sumitomo & Sumitomo Corp. of America -owned by Worthington Custom Plastics, Inc.
12. Limited Liability Company between QS Steel Inc. (48%) and Worthington Steel of Michigan, Inc. (MI) (52%)
13. Limited Liability Company between Thyssen Inc. (33.33%); Worthington Steel of Michigan, Inc. (33.33%); Bethlehem Blank Welding, Inc. and LTV Steel each owning 11.11%
14. 50% Joint Venture w/Armstrong Ventures, Inc. - Owned by The Worthington Steel Company (DE)
15. 50% Joint Venture with Hylsa S.A. de C.V. Owned by Worthington Industries Mexico, S.A. de C.V.
16. Joint Venture - owned 52% by Industrias Worthington do Brasil Ltda. and 48% by Metalplus
17.      Limited Liability Company between Worthington Steel of Michigan, Inc.
         (MI) and Worthington Cylinder Corporation (OH)
18. Limited Liability Company between The Worthington Steel Company (OH) 99% and Worthington Steel of Michigan, Inc. (MI) 1%
19.      Subsidiary of Worthington Armstrong Venture (DE)
20       Subsidiary of Worthington Cylinder Corporation (OH)
21. Holding Company for Worthington Heiser (Austria), owned by The Worthington Steel of Alabama, Inc. (MI) and Worthington Steel Company of Decatur, Inc. (MI)